SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2002

ADVANCED MEDICAL OPTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31257 (Commission File Number)	33-098682 (IRS Employer Identification Number)

2525 Dupont Drive Irvine, California (Address of principal executive offices)		92612 (Zip Code)

(714) 246-4500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

     On June 29, 2002, Allergan, Inc. (“Allergan”) completed its spin-off of Advanced Medical Optics, Inc. (the “Company”), by way of a distribution of shares of the Company to stockholders of Allergan. Additionally, on June 24, 2002, the Company and Allergan entered into the Contribution and Distribution Agreement, Transitional Services Agreement, Employee Matters Agreement, Tax Sharing Agreement and Manufacturing Agreement described in the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on March 1, 2002, as amended.

     The full text of the press release relating to the completion of the spin-off is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

ITEM 7. EXHIBITS

99.1	Press Release dated July 1, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL OPTICS, INC.
Date: July 1, 2002	By:	/s/ Aimee Weisner

	Name: Title:	Aimee Weisner Corporate Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated July 1, 2002.